Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

  Registration Statement (Form S-8 No. 333-277723) pertaining to the Employees' Benefit Plan of Zenvia Inc.,
  Registration Statement (For S-8 No. 333-270376) pertaining to the Employees' Benefit Plan of Zenvia Inc., and
  Registration Statement (Form S-8 No. 333-266045) pertaining to the Employees' Benefit Plan of Zenvia Inc.;

of our report dated May 14, 2024, with respect to the consolidated financial statements of Zenvia Inc., included in this Annual Report (Form 20-F) of Zenvia Inc. for the year ended December 31, 2023.

/s/ ERNST & YOUNG

Auditores Independentes S/S Ltda.

São Paulo, Brazil

May 14, 2024